                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): September 3, 1999

                           SMITH MICRO SOFTWARE, INC.

               (Exact Name of Registrant as Specified in Charter)


        Delaware                  0-26536                33-0029027
    -----------------         ----------------       -------------------
     (State or Other          (Commission File          (IRS Employer
      Jurisdiction                Number)            Identification No.)
    of Incorporation)

                   51 Columbia, Aliso Viejo, California 92656
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 362-5800

                                 Not Applicable
          (Former Name or Former Address, if Changed since Last Report)

ITEM 5.     OTHER EVENTS.

            On September 3, 1999, Smith Micro Software, Inc. (the "Registrant" or "Smith Micro") acquired Dolphin-Safe Software, Inc., a California corporation, dba "Pacific Coast Software" ("Pacific Coast") by way of the merger (the "Merger") of Super Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant. The Merger was consummated pursuant to the terms and conditions of a Merger Agreement and Plan of Reorganization (the "Agreement"), dated September 3, 1999, by and among the Registrant, Super Acquisition Corp. and Pacific Coast. As a result of this Merger, Pacific Coast became a wholly owned subsidiary of Smith Micro.

            Pursuant to the terms of the Agreement, the outstanding capital stock of Pacific Coast was exchanged for an aggregate of 1,000,000 shares of the Common Stock of Smith Micro (the "Acquisition Consideration"). Each individual former shareholder of Pacific Coast received their portion of the Acquisition Consideration in accordance with the percentage ownership interest held by such shareholder in Pacific Coast immediately prior to the Merger.

            In determining the aggregate purchase price for Pacific Coast, Smith Micro took into account the value of software companies of similar size to Pacific Coast, comparable transactions and the market for software companies generally.

            Pacific Coast is a developer and publisher of eCommerce software products. Pacific Coast is headquartered in San Diego, California.

            The Merger was structured as and will be treated by the Registrant as a "pooling" for accounting purposes.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 1999
                                       SMITH MICRO SOFTWARE, INC.,
                                       a Delaware corporation


                                       By:  /s/ WILLIAM W. SMITH, JR.
                                            ------------------------------------
                                            William W. Smith, Jr., President